CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Exhibit 10.2

TERMS AND CONDITIONS FOR WARRANTS 2017/2020 IN SPOTIFY TECHNOLOGY S.A.

§ 1	Definitions

The following terms shall have the following meaning when used herein:

“Board of Directors”	the board of directors of the Company;

“Beneficiary Certificates”	Luxembourg beneficiary certificates (parts bénéficiaires) that do not represent share capital of the Company;

“Companies’ Law”	the Luxembourg law dated 10 August 1915 on commercial companies, as amended;

“Company”	Spotify Technology S.A., a Luxembourg société anonyme, with registered address at 42-44 avenue de la Gare, L-1610 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 123.052;

“Directed Share Issue”	share issue whereby Shares are not offered to all shareholders of the Company in accordance article 32-3 of the Companies’ Law;

“Early Exercise Period”	the period when a Warrant may be exercised, occurring earlier than the Exercise Period, as determined by the Board of Directors in accordance with Section 4;

“Exercise Period”	period when a Warrant may be exercised in accordance with Section 3;

“Exit”	Trade Sale or Listing;

“Group”	the group of companies to which the Company belongs and which are, directly or indirectly, controlled by the same person or entity, or is under common control with, such person or entity. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” means (i) the right to appoint and/or remove a majority of managers or directors of an entity, or (ii) the ownership of shares carrying more than fifty percent (50%) of the voting rights exercisable at a general meeting and/or at resolutions of an entity, as applicable, or (iii) the control, alone or jointly with other persons or entities by virtue of an agreement, of a majority of voting rights exercisable at a general meeting and/or at resolutions of an entity, as applicable;

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CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

“Listing”	listing of the Shares on a stock exchange or other recognised exchange for the public trading in shares;

“Main SHA”	shall have the meaning set out in Section 15;

“Share”	a share in the share capital of the Company. For the avoidance of doubt, “Shares” does not include Beneficiary Certificates;

“Subscription”	subscription for new Shares, through exercise of a Warrant in accordance with these terms and conditions and the Companies’ Law;

“Subscription Price”	the price at which Subscription for new Shares may occur;

“Trade Sale”	an event in which (a) all or substantially all of the Company’s or the Group’s assets are sold to a party which is not, directly or indirectly, a subsidiary of the Company; or (b) Shares that represent fifty percent (50%) or more of the issued share capital in the Company have been transferred to a new owner provided that such new owner will not have substantially the same shareholding as the Company immediately following the relevant transaction, or a bona fide firm offer from an unaffiliated third party for at least fifty percent (50) of all Shares then outstanding, and provided that the shareholders who are parties to the main shareholders’ agreement relating to the Company accept such offer (or are required to accept the offer pursuant to such shareholders’ agreement);

“Warrant”	a right to subscribe for new Shares in the Company against payment in cash in accordance with these terms and conditions; and

“Warrant Holder”	holder of a Warrant.

Save where the context otherwise requires, definitions in singular includes the plural and vice versa.

§ 2	Warrants

The number of Warrants amounts to 40,000.

The Warrants shall, as soon as practically possible following issuance, be registered with the register of Warrant Holders held at the registered office of the Company.

§ 3	Subscription for new Shares

During the period from the date of issuance of the Warrants up to and including 13 July 2020 (the “Exercise Period”), or the earlier date set forth in Section 4 or Section 9 below,

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CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Warrant Holders are entitled to subscribe for one (1) new Share in the Company for each Warrant held at a Subscription Price corresponding to $3,589. As stated in Section 9 below, recalculation may take place of both the Subscription Price and the number of new Shares that each Warrant entitles the Warrant Holder to subscribe for, the Subscription Price can however not fall under the nominal value of the Shares.

The Warrant Holder may, on one or several occasions, subscribe for not more than the total number of Shares that his Warrants entitle him to. The Company is obliged to issue the number of Shares specified in the notification of Subscription if the Warrant Holder so calls for it during the above mentioned period and provided the Warrant Holder has paid the Subscription Price in accordance with Section 6.

§ 4	Exit

In the event of an Exit, the Board of Directors, in its sole discretion, may resolve that Subscription of Shares shall be made not later than a date that occurs earlier than the end of the Exercise Period (the “Early Exercise Period”). If so, the Company shall notify the Warrant Holder in writing of the Early Exercise Period within reasonable time prior to the anticipated date of an Exit. The Subscription shall in such case be conditional upon an Exit being consummated and the allotment of Shares shall only be made in immediate conjunction with the consummation of the Exit.

§ 5	Application for Subscription

In order for any Subscription to be executed, the Warrant Holder shall submit to the Company a written notification indicating the number of Shares that the Warrant Holder wishes to subscribe for. Notifications of Subscription are binding and may not be revoked.

When exercising the Warrants, the Warrant Holder must subscribe for the entire number of whole Shares that the Warrants the Warrant Holder wishes to exercise at the same occasion entitles him to. No fraction of Shares shall be issued. In case of fraction, the number of Shares issued shall be rounded to the lower amount and any fraction of Shares will be considered void. No remuneration shall be paid for fractions of Shares.

Where a notification of Subscription is not filed within the period set forth in Section 3, any and all rights pursuant to the Warrants shall expire.

A Subscription will be effected through the payment of the Subscription Price, the issuance of new Shares and the registration of the new Shares in the share register of the Company.

§ 6	Payment

Payment for the new Shares shall be made in cash immediately following Subscription and prior to the issuance of the new Shares. Payment shall be made to an account designated by the Company. If the Board of Directors decides on an Early Exercise Period in accordance with Section 4, the Company shall return to the Warrant Holder the Subscription Price that the Warrant Holder paid to the Company when applying for Subscription in case an Exit is not consummated within 90 calendar days of payment.

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§ 7	Registration of Shares

Once the new Shares have been issued, the new Shares shall immediately be registered in the Company’s share register.

§ 8	Dividends in respect of new Shares

Shares issued upon Subscription shall entitle the holder to dividend from the date registered in the Company’s share register.

§ 9	Adjustment of Subscription Price and of number of Shares conferred by the Warrants

If exercise of Warrants is not requested at such a time that the Shares the Warrant Holder would thereby receive carries an entitlement to participate in the actions described in this Section 9 as set out below, the Subscription Price and the number of Shares each Warrant entitles to shall be recalculated as set forth below, the Subscription Price being however at all times at least equal to the nominal value of the Shares. For the avoidance of doubt, an issuance of Beneficiary Certificates by the Company shall not entitle to any recalculation of the Subscription Price and the number of Shares conferred by the Warrants under this Section 9.

(a)	Bonus issue

Where the Company carries out a bonus issue of shares, or a share split or a reverse share split (a ”Bonus Issue”), a corresponding recalculation shall be made of the Subscription Price and/or of the number of Shares that each Warrant entitles the Warrant Holder to subscribe for. The recalculations, which shall be made by the Company, shall be made in the following manner.

(recalculated Subscription Price) = (previous Subscription Price) x (the number of Shares in the Company prior to the Bonus Issue) / (the number of Shares in the Company after the Bonus Issue)

(recalculated number of Shares that each Warrant confers right to subscribe for) = (the previous number of Shares that each Warrant confers right to subscribe for) x (the number of Shares in the Company after the Bonus Issue) / (the number of Shares in the Company prior to the Bonus Issue)

When recalculation shall be made as mentioned in the above table, the recalculated Subscription Price and the recalculated number of Shares that each Warrant confers the right to subscribe for shall be fixed by the Company two banking days at the latest after the Bonus Issue resolution.

If a Warrants Holder has not requested exercise of Warrants at such a time that the Shares the Warrant Holder would receive upon exercise of the relevant Warrants would carry an entitlement to participate in the Bonus Issue, the exercise of the relevant Warrants will not be effective until three banking days after the date the recalculations has been fixed.

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(b)	Issue of shares

Where the Company carries out a new issue of shares (“Issue of Shares”) in accordance with the principles of preferential rights with respect to shares in accordance with article 32-3 of the Companies’ Law, an independent appraiser retained by the Company or the Company’s auditor, as determined by the Company in its sole discretion, shall decide on how the recalculation shall be made, whereby the recalculation shall aim at maintaining the value of the Warrants. A decision by the independent appraiser or the Company’s auditor, as applicable, shall be binding for both the Company and the Warrant Holder. The cost for engaging the independent appraiser or auditor shall be borne by the Company.

In case the Company carries out an Issue of Shares with preferential rights as set out in the first paragraph above, the Company shall be entitled to offer the Warrant Holders the same preferential rights as the shareholders of the Company under the authorized share capital of the Company. Each Warrant Holder shall be deemed to have the number of Shares that he/she would have had, had he/she exercised all his/her Warrants. No recalculation as set out in the first paragraph above shall be made in case the Company decides to give the Warrant Holders preferential rights in accordance with this paragraph.

If, at the time of the resolution to carry out an Issue of Shares with preferential right as described in the first paragraph above, the Shares are listed on a stock exchange or other recognised exchange for the public trading in shares, the following recalculation formula shall apply instead of what has been described in the previous paragraphs.

(recalculated Subscription Price) = (previous Subscription Price) x (the average market price of the Share during the subscription period fixed pursuant to the Issue of Shares resolution (“the average Share price”)) / ((the average Share price) + (the theoretical value of the subscription right (“the value of the subscription right”)))

(recalculated number of Shares that each Warrant confers right to subscribe for) = (the previous number of Shares that each Warrant confers right to subscribe for) x ((the average price of the Share) + (the value of the subscription right)) / (the average Share price))

The average Share price shall be deemed to equal the average of the mean of the highest and lowest prices paid for the Share each trading day during the subscription period fixed pursuant to the issue resolution according to the exchange list on which the Share is primarily quoted. In the absence of quoted price paid, the quoted bid price shall be included in the calculation instead. If neither paid price nor bid price is quoted on a given day, that day shall be excluded from the calculation.

The value of the subscription right shall be calculated in accordance with the following formula, provided that the value of the subscription right shall be deemed to be zero if the resulting value is negative:

(the value of the subscription right) = (the maximum number of new Shares that can be issued according to the Issue of Shares resolution) x ((the average Share price) – (the subscription price for each new Share)) / (the number of Shares in the Company prior to the new issue)

When recalculation shall be made as mentioned above, the recalculated Subscription Price and the recalculated number of Shares that each Warrant confers right to subscribe for shall be fixed by the Company two banking days at the latest after the Issue of Shares resolution.

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If a Warrants Holder has not requested exercise of Warrants at such a time that the Shares the Warrant Holder would receive upon exercise of the relevant Warrants would carry an entitlement to participate in the Issue of Shares, the exercise of the relevant Warrants will not be effective until three banking days after the date the recalculations has been fixed.

What has been stated in this section shall not apply in case the Company carries out Directed Share Issue. In such case, no recalculation shall be made with respect to the Subscription Price and/or of the number of Shares that each Warrant entitles the Warrant Holder to subscribe for.

(c)	Certain other offers to the shareholders

Where the Company in other cases than those described in Section (a)-(b) above (i) carries out an offer to the shareholders in accordance with the principles of preferential rights with respect to Shares in article 32-3 and with respects of convertible bonds or similar instruments in article 32-4 of the Companies’ Law, to subscribe any securities or rights from the Company, or (ii) distributes to the shareholders, pursuant to such preferential right, any such securities or rights with no consideration in return other than the nominal value of the relevant Shares (in both cases the “Offer” and the “Purchase Rights”) an independent appraiser retained by the Company or the Company’s auditor, as determined by the Company in its sole discretion, shall decide on how the recalculation shall be made, whereby the recalculation shall aim at maintaining the value of the Warrants. A decision by the independent appraiser or the Company’s auditor, as applicable, shall be binding for both the Company and the Warrant Holder. The cost for engaging the independent appraiser or auditor shall be borne by the Company.

In case the Company carries out an Offer as set out in the first paragraph above, the Company shall be entitled to offer the Warrant Holders the same preferential rights as the shareholders of the Company. Each Warrant Holder shall be deemed to have the number of Shares that he/she would have had, had he/she exercised all his/her Warrants. No recalculation as set out in the first paragraph above shall be made in case the Company decides to give the Warrant Holders preferential rights in accordance with this paragraph.

If, at the time of the resolution to carry out an Offer with preferential right as described in the first paragraph above, the Shares are listed on a stock exchange or other recognised exchange for the public trading in shares, the following recalculation formula shall apply instead of what has been described in the previous paragraphs.

(recalculated Subscription Price) = (previous Subscription Price) x (the average market price of the Share during the acceptance period of the offer or, in case of distribution, during the period of 25 trading days starting on the day on which the Share is quoted without right to any part of the distribution (“the average Share price”)) / ((the average Share price) + (the theoretical value of the right to participate in the offer (“the value of the Purchase Right”)))

(recalculated number of Shares that each Warrant confers right to subscribe for) = (the previous number of Shares that each Warrant confers right to subscribe for) x ((the average Share price) + (the value of the Purchase Right)) / (the average Share price)

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The average Share price shall be calculated with analogous application of the provisions of Section 9.b above.

If the shareholders receive Purchase Rights and these are subject to market quotation, the value of the Purchase Right shall be deemed to equal the average of the mean of the highest and lowest prices paid for the Purchase Right each trading day during the acceptance period of the Offer according to the exchange list on which the Purchase Right is primarily quoted. In the absence of quoted price paid, the quoted bid price shall be included in the calculation instead. If neither paid price nor bid price is quoted on a given day, that day shall be excluded from the calculation.

If the shareholders do not receive any Purchase Rights, or if the Purchase Rights are not subject to market quotation, but the securities or rights being the subject of the Offer either are already subject to market quotation or become subject to market quotation in connection with the Offer, the value of the Purchase Right shall be deemed to equal (i) if the securities or rights are already subject to market quotation, the average of the mean of the highest and lowest prices paid for such security or right each trading day during the acceptance period of the Offer or, in case of distribution, during the period of twenty-five (25) trading days starting on the day on which the share is quoted without right to any part of the distribution according to the exchange list on which the security or right is primarily quoted, less any consideration payable for them in connection with the Offer, or (ii) if the securities or rights become subject to market quotation in connection with the Offer, the average of the mean of the highest and lowest prices paid for such security or right each trading day during the period of twenty-five (25) trading days starting on the first day of such market quotation according to the exchange list on which the security or right is primarily quoted. In the absence of quoted price paid, the quoted bid price shall be included in the calculation instead. If neither paid price nor bid price is quoted on a given day, that day shall be excluded from the calculation. When the value of the Purchase Right shall be determined pursuant to (ii) of this paragraph, then in the recalculation of the Subscription Price and the number of Shares that each Warrant confers right to subscribe for in accordance with the above formulas the average Share price shall relate to the 25-trading day period mentioned in (ii) of this paragraph instead of the period mentioned in the above formulas.

If the shareholders do not receive any Purchase Rights, or if the Purchase Rights are not subject to market quotation, and the securities or rights being the subject of the Offer neither already are subject to market quotation nor become subject to market quotation in connection with the Offer, the value of the Purchase Right shall to the extent possible be determined based upon the change in the market value of the Company’s Shares which, according to an independent appraiser retained by the Company or the Company’s auditor, as determined by the Company in its sole discretion, may be deemed to have occurred as a consequence of the Offer. A decision by the independent appraiser or the Company’s auditor, as applicable, shall be binding for both the Company and the Warrant Holder. The cost for engaging the independent appraiser or auditor shall be borne by the Company.

When recalculation shall be made as mentioned above, the recalculated Subscription Price and the recalculated number of Shares that each Warrant confers right to subscribe for shall be fixed by the Company two banking days after the expiry of the period during which the average Share price shall be calculated for the above recalculations at the latest (the “Period”).

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CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

If a Warrants Holder has not requested exercise of Warrants at such a time that the Shares the Warrant Holder would receive upon exercise of the relevant Warrants would carry an entitlement to participate in the Offer, the exercise of the relevant Warrants will not be effective until three banking days after date the recalculations has been fixed.

(d)	Dividend

If, at the time of the Board of Directors’ announcement of its intention to submit a proposal to the general meeting regarding dividend (the “dividend”), the Shares are listed on a stock exchange or other recognised exchange for the public trading in shares, the following recalculation formula shall apply.

(recalculated Subscription Price) = (previous Subscription Price) x (the average market price of the Share during the period of 25 trading days starting on the day on which the share is quoted without right to the dividend (“the average Share price”)) / ((the average Share price) + (the dividend paid per Share))

(recalculated number of Shares that each Warrant confers right to subscribe for) = (the previous number of Shares that each Warrant confers right to subscribe for) x ((the average Share price) + (the dividend paid per Share)) / (the average Share price)

The average share price shall be calculated with analogous application of the provisions of Section 9.b above.

When recalculation shall be made as above-mentioned, the recalculated Subscription Price and the recalculated number of Shares that each Warrant confers right to subscribe for shall be fixed by the Company two banking days after the expiry of the above-mentioned 25-trading day period at the latest.

In the event the Shares are not listed on a stock exchange or other recognised exchange for the public trading in shares, and a resolution is adopted regarding a dividend a corresponding recalculation shall take place. The Company’s value shall in such case replace the average Share price in the above sections and formula. The value of the Company shall be determined by an independent appraiser appointed by the Company or the Company’s auditor, as determined by the Company in its sole discretion. A decision by the independent appraiser or the Company’s auditor, as applicable, shall be binding for both the Company and the Warrant Holder. The cost for engaging the independent appraiser or auditor shall be borne by the Company.

If a Warrant Holder has not requested exercise of Warrants at such a time that the Shares the Warrant Holder would receive upon exercise of the relevant Warrants would carry an entitlement to dividend, the exercise of the relevant Warrants will not be effective until three (3) banking days after the date the recalculations has been fixed.

(e)	Reduction of share capital

What has been set out under the first paragraph of Section 9.b above shall apply mutatis mutandis in case the Company effects a compulsory reduction of its share capital with repayment to the Company’s shareholders.

If, at the time of the resolution to carry out a compulsory reduction of the Company’s share capital by way of repayment to the Company’s shareholders, the Shares are listed on a stock exchange or other recognised exchange for the public trading in shares, the

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following recalculation formula shall apply instead of what has been described in the previous paragraphs.

(recalculated Subscription Price) = (previous Subscription Price) x (the average market price of the Share during the period of 25 trading days starting on the day on which the Share is quoted without right to repayment (“the average Share price”)) / ((the average Share price) + (the actual amount repaid per Share))

(recalculated number of Shares that each Warrant confers right to subscribe for) = (the previous number of Shares that each Warrant confers right to subscribe for) x ((the average Share price) + (the actual amount repaid per Share)) / (the average Share price)

If the reduction is carried out through redemption of Shares, then instead of using the actual amount repaid per Share in the above-mentioned recalculation of the Subscription Price and the number of Shares each Warrant confers right to subscribe for, a calculated amount repaid per Share determined as follows shall be applied:

(calculated amount repaid per Share) = ((the actual amount repaid per Share) – (the average market price of the Share during the period of 25 trading days immediately preceding the day on which the Share is quoted without right to participate in the reduction (“the average Share price”))) /((the number of Shares in the Company which entitle to the reduction of one Share) – 1)

The average Share price shall be calculated with analogous application of the provisions of Section 9.b above.

When recalculation shall be made as above-mentioned, the recalculated Subscription Price and the recalculated number of Shares that each Warrant confers right to subscribe for shall be fixed by the Company two banking days after the expiry of the latest 25-trading days period applicable for the above recalculations to occur at the latest (the “Period”)

If a Warrants Holder has not requested exercise of Warrants at such a time that the Shares the Warrant Holder would receive upon exercise of the relevant Warrants would carry an entitlement to participate in the Offer, the exercise of the relevant Warrants will not be effective until five (5) banking days after the Period.

If the Company effects (i) a reduction of its share capital with repayment to the shareholders through redemption of Shares, and such reduction is not compulsory, or (ii) a repurchase of Shares in the Company (without effecting a reduction of its share capital), and where, in the opinion of the Company, such reduction or repurchase due to its technical structure and financial effects is equivalent to a compulsory reduction, the above provisions in this section shall apply and a recalculation of the Subscription Price and the number of Shares to which each Warrant confers right to subscribe for shall be made, to the extent possible, in accordance with the principles set forth in this section.

(f)	Adjustment of recalculation

If the Company carries out an action in accordance with (a) to (e) above and, in the Company’s sole discretion, the above-mentioned procedures for recalculations would, due to its technical structure or otherwise, not be possible or if the compensation which the Warrant Holders would be entitled to would not be considered reasonable in

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comparison to the compensation received by the Company’s shareholders, the Subscription Price and the number of Shares each Warrant entitles to shall be recalculated by the Company, an independent appraiser retained by the Company or the Company’s auditor, as determined by the Company in its sole discretion, whereby the recalculation shall aim at achieving a reasonable result in relation to the Company’s shareholders.

(g)	Liquidation

If it is decided that the Company shall enter into liquidation pursuant to the Companies’ Law, an application for Subscription may not be made thereafter, regardless of the liquidation grounds. The right to request Subscription ceases as a result of the decision to liquidate, notwithstanding the fact that the decision may not have gained legal force. The Warrant Holders shall be informed through written notice of the planned liquidation not later than two (2) months before the shareholders’ meeting considers whether the Company should enter into voluntary liquidation. The notice shall include a reminder that an application for Subscription may not be made after the shareholders’ meeting has resolved to liquidate. If the Company gives notice of a planned liquidation as stated above, Warrant Holders are – notwithstanding the provisions of Section 3 above regarding the time for Subscription – entitled to apply for Subscription until and including the tenth calendar day prior to the shareholders’ meeting at which the issue of the Company’s liquidation is to be considered.

(h)	Merger plan in accordance with Section XIV of the Companies’ Law

If the board of directors of the Company intends to publish a merger plan in accordance with Section XIV of the Companies’ Law — whereby the Company shall become part of another company, application for Subscription may not be made thereafter. The Warrant Holders shall be informed of such merger plan in writing not later than five (5) weeks before the publication of the merger plan. The notice shall include a report on the principal terms of the proposed merger plan and the date of its publication and shall remind the Warrant Holders that Subscription may be applied for not later than ten (10) calendar days prior to the publication of the de-merger plan. Should the Company give notice of the planned merger as stated above, the Warrant Holders shall – notwithstanding the provisions of Section 3 above have the right to apply for Subscription until and including the tenth calendar day prior to the publication of the merger plan.

(i)	De-merger plan in accordance with Section XV of the Companies’ Law

If the board of directors of the Company intends to publish a de-merger plan in accordance with Section XV of the Companies’ Law –– whereby the Company shall be split up and some, or all, of the Company’s assets and debts shall be overtaken by one or several other companies, application for Subscription may not be made thereafter. The Warrant Holders shall be informed of such de-merger plans in writing not later than five (5) weeks before the publication of the de-merger plan. The notice shall include a report on the principal terms of the proposed de-merger plan and the date of its publication and shall remind the Warrant Holders that Subscription may be applied for not later than ten (10) calendar days prior to the publication of the de-merger plan until the de-merger becomes effective. Should the Company give notice of the planned de-merger as stated above, the Warrant Holders shall – notwithstanding the provisions of Section 3 above - have the right to apply for Subscription until and including the tenth calendar day prior to the publication of the de-merger plan.

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Notwithstanding the above provisions by virtue of which Subscription may not applied for following a decision to liquidate, following approval or signing of a merger plan or following approval or signing of a de-merger plan, the right to apply for Subscription will be reinstated where the liquidation is revoked, or the merger plan or the de-merger plan are not implemented.

(j)	Bankruptcy

In the event the Company enters into bankruptcy, notification for Subscription may not thereafter take place. In the event the order regarding the Company’s bankruptcy is annulled by a court of higher instance, Subscription may take place.

§ 10	Special undertaking by the Company

The Company agrees not to undertake any adjustment measure described in Section 9 above which would result in an adjustment of the Subscription Price to an amount which is less than the nominal value of the Shares in the Company.

§ 11	Re-domiciliation

Anything in these Warrant terms and conditions to the contrary notwithstanding, if the Board of Directors of the Company determines that it is in the best interests of the Company, e.g. in connection with a possible IPO, to re-domicile to a jurisdiction other than Luxembourg, whether by operation of law, through a share exchange, whereby the Shares are exchanged for shares of a different entity establishing a new holding company structure, or other re-domiciliation arrangements, the Company will strive to ensure that the Warrant Holders will be offered the corresponding rights in any new entity, and if so requested by the Company, the Warrant Holders shall take any and all actions reasonably required in order to accomplish such exchange of Warrants for warrants with equivalent rights in a new entity.

§ 12	Notifications

Notices concerning these Warrant terms and conditions shall be given to each Warrant Holder and each other right holders to the address mentioned in the Warrant register or to the address notified to the Company in writing.

§ 13	Limitation of the liability

The Company shall be relieved from liability for a failure to perform any obligation under these conditions due to circumstances such as changes in the laws of Luxembourg or foreign laws and regulations or the interpretation thereof, acts of Luxembourg or foreign authorities, war, strike, boycott, lock-out or other circumstances of similar importance. The reservation for strike, boycott and lock-out is valid even if the Company takes or is subject to such measures.

The Company shall, provided that the Company has not acted negligently, be relieved from liability for any damage. The Company is under no circumstances liable for any indirect damage.

If the Company is prevented from performing any obligation under these conditions, such as paying, due to any circumstance described in this section, paragraph 1, the performance may be postponed until the obstacle is removed. If the Company has

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undertaken to pay interest in the case of a postponed payment, the Company shall pay the interest rate in effect on the due date. If no such undertaking has been made, the Company is not obligated to pay any interest rate exceeding the official reference rate established by Sweden’s central bank (Sw. Riksbanken) with an additional two percentage units.

If the Company is prevented from receiving payment due to any circumstance described in this, paragraph 1, the Company is only entitled to receive interest in accordance with the terms in effect on the due date.

§ 14	Miscellaneous

The Warrants are freely transferable, constitute securities and may be transferred or otherwise disposed of in accordance with these Warrant terms and conditions.

The Company shall be entitled to decide on changes in these Warrant terms insofar as such changes are required by legislation, court decisions or decisions by public authorities, applicable stock exchange regulations or rules of any other recognised exchange for the public trading in shares, or if in the opinion of the Company, such actions otherwise are appropriate or necessary for practical reasons and the rights of the Warrant Holders are not adversely affected in any respect.

§ 15	Confidentiality, governing law and disputes

Except as to matters with respect to Luxembourg corporate law, which shall be governed by Luxembourg corporate law, these Warrant terms and conditions shall be governed by the material laws of Sweden without regard to its rules on conflict of laws.

In the event of a dispute arising under these Warrant terms and conditions, the parties involved undertake to attempt to resolve such dispute by mutual agreement through good faith discussions for a period of at least two weeks prior to formally commencing arbitration.

Any dispute, controversy or claim arising out of or in connection with these Warrant terms and conditions, shall be finally settled by arbitration administered at the Arbitration Institute of the Stockholm Chamber of Commerce (“SCC Institute”). Where the amount in dispute does not exceed €100,000, the SCC Institute’s Rules for Expedited Arbitrations shall apply. Where the amount in dispute exceeds €100,000, the Rules of the SCC Institute shall apply. Where the amount in dispute exceeds €100,000, but not €1,000,000, the Arbitral Tribunal shall be composed of a sole arbitrator. Where the amount in dispute exceeds €1,000,000 the Arbitral Tribunal shall be composed of three arbitrators. The amount in dispute includes the claimant’s claims in the request for arbitration and any counterclaims in the respondent’s reply to the request for arbitration. The proceedings shall take place in Stockholm and shall be conducted in the English language unless the parties agree otherwise. The arbitration proceedings and all information and documentation related thereto shall be confidential, unless otherwise agreed between the parties in writing.

12(12)	SPOT-276